UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13, 15(d), or 37 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2015

TENNESSEE VALLEY AUTHORITY
(Exact name of registrant as specified in its charter)

A corporate agency of the United States created by an act of Congress (State or other jurisdiction of incorporation or organization)	000-52313 (Commission file number)	62-0474417 (IRS Employer Identification No.)

400 W. Summit Hill Drive Knoxville, Tennessee (Address of principal executive offices)		37902 (Zip Code)

(865) 632-2101
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2015, the United States Senate confirmed the nomination of Mr. Eric Satz to serve on the TVA Board of Directors (the “Board”).  Mr. Satz will become a member of the Board after the Presidential commissioning and certain administrative matters have been completed and he has been sworn in.  Mr. Satz’s term will expire in May 2018.

Mr. Satz has not yet been assigned to any Board committees.

Mr. Satz is not a party to, and does not have a direct or indirect material interest in, any transactions or arrangements with TVA other than in connection with his employment as described in this report.

As a director, Mr. Satz will be entitled to the benefits and arrangements applicable to his office as identified in Item 11 of TVA’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennessee Valley Authority
(Registrant)

Date: August 10, 2015	/s/ John M. Thomas, III
John M. Thomas, III
Executive Vice President and
Chief Financial Officer

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